                                                                      Exhibit 3


                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                                ----------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATHAN'S FAMOUS, INC.", FILED IN THIS OFFICE ON THE THIRTIETH DAY OF SEPTEMBER, A.D. 1999, AT 4:30 O'CLOCK P.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.



                                          /s/ Edward J. Freel
                                          -----------------------------------
   [SEAL OF THE STATE OF DELAWARE]        Edward J. Freel, Secretary of State

              2303304 8100                      AUTHENTICATION: 0004333
               991415228                            Date: 10-01-99

                            CERTIFICATE OF AMENDMENT

                     OF THE CERTIFICATE OF INCORPORATION OF

                             NATHAN'S FAMOUS, INC.

                                 --------------

     NATHAN'S FAMOUS, INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST:    That at a meeting of the Board of Directors, Inc. of NATHAN'S
FAMOUS, INC., resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

     SECOND:   That thereafter, pursuant to resolution of its Board of
Directors, a Special Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

     RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article FOURTH of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

          "FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is THIRTY MILLION (30,000,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock."

     THIRD:    That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said NATHAN'S FAMOUS, INC. has caused this certificate to be signed by WAYNE NORBITZ, its President and RONALD DE VOS, its Secretary, this 30th day of September, 1999.

                                       NATHAN'S FAMOUS, INC.

                                       By: /s/ Wayne Norbitz
                                           ----------------------------
                                           Wayne Norbitz, President

ATTEST:

By: /s/ Ronald DeVos
    ---------------------------
    Ronald DeVos, Secretary

                               STATE OF DELAWARE
                        OFFICE OF THE SECRETARY OF STATE

                     -------------------------------------

     I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "NATHAN'S FAMOUS HOLDING CORPORATION", CHANGING ITS NAME FROM "NATHAN'S FAMOUS HOLDING CORPORATION" TO "NATHAN'S FAMOUS, INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF DECEMBER, A.D. 1992, AT 9:01 O'CLOCK A.M.





                                          William T. Quillen
                                          --------------------------------------
                  [SEAL]                  William T. Quillen, Secretary of State


               2303304 8100               AUTHENTICATION: 7065680
                944047352                           DATE: 03-22-94

#7


                            CERTIFICATE OF AMENDMENT

                                       OF

                      NATHAN'S FAMOUS HOLDING CORPORATION

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Nathan's Famous Holding Corporation.

     2. The Certificate of Incorporation of the corporation is hereby amended as follows:

          A. By striking out Article First thereof and by substituting in lieu of said Article First the following new Article First:

          "FIRST: The name of the corporation is Nathan's Famous, Inc."

          B. By striking out Article Eighth thereof and by substituting in lieu of said Article Eighth the following new Article Eighth:

          "EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided,

          1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty-seven directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of at least a majority of the Board of Directors. Any vacancy on the Board of Directors from any cause whatsoever may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 108 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class."

          C. To change 4,800,000 authorized shares of common stock, par value $.01 per share, all of which are issued and outstanding into 2,949,984 issued shares of common stock, par value $.01 per share, and in that connection to reduce the aggregate stated capital of the corporation from $48,000.00 to $29,499.84, the terms of the change being at the rate of .81458 of a share of common stock, par value $.01 per share for each issued and outstanding share of common stock, par value $.01 per share with the number of shares to be issued to each shareholder of record to be rounded to the nearest whole number of shares.

     3. The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware. Prompt written notice of the adoption of the amendment herein certified has been given to those stockholders who have not consented in writing thereto, as provided in Section 228 of the General Corporation Law of the State of Delaware.


Signed and attested to on December 10, 1992.


                                             NATHAN'S FAMOUS HOLDING CORPORATION
[SEAL]
                                             By:/s/  Wayne Norbitz
                                                --------------------------------
                                                Wayne Norbitz, President


ATTEST:

Raymond DioGuardia
-----------------------------
Raymond DioGuardia, Secretary

                               State of Delaware

                        Office of the Secretary of State
                      ------------------------------------


         I, WILLIAM T. QUILLEN, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NATHAN'S FAMOUS HOLDING CORPORATION", FILED IN THIS OFFICE ON THE TENTH DAY OF JULY, A.D. 1992, AT 12:30 O'CLOCK P.M.






                                          /s/ William T. Quillen
                       [SEAL OF           --------------------------------------
                       DELAWARE           William T. Quillen, Secretary of State
                  SECRETARY OF STATE]


                     230334 8100          AUTHENTICATION:  7065681
                                               DATE:

7/9/92
#7

                           CERTIFICATE OF INCORPORATION

                                       OF

                      NATHAN'S FAMOUS HOLDING CORPORATION

                -----------------------------------------------

     The undersigned, being a natural person for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is Nathan's Famous Holding Corporation.

     SECOND: The address, including street, number, city and county of the registered office of the corporation in the State of Delaware is 32 Loockerman Square, Suite L-100, City of Dover, County of Kent 19901; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

     THIRD: The nature of the business and the purposes to be conducted and promoted by the corporation are to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is twenty million (20,000,000). The par value of each of such shares is One Cent ($.01). All such shares are of one class and are shares of Common Stock.

     No holder of any of the shares of the stock of the corporation, whether now or hereafter authorized and issued, shall be entitled as of right to purchase or subscribe for (1) any unissued stock of any class, or (2) any additional shares of any class to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or (3) bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation, or carrying any right to purchase stock of any class, but any such unissued stock or such additional authorized issue of any stock or of other securities convertible into stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its discretion.

     FIFTH: The name and the mailing address of the incorporator are as follows:

              Name                Mailing Address
              ----                ---------------

              George Lander       Drayer and Traub
                                  101 Park Avenue
                                  New York, New York 10078

     SIXTH:  The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholder or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

     1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty-seven directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of at least a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The initial incumbents shall have terms expiring at the annual meetings of stockholders as follows: Class I - 1993; Class II - 1994; and Class III - 1995. At each such annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any vacancy on the Board of Directors from any cause whatsoever may be filled by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (c)(2) of Section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

          NINTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

          TENTH: (a) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the

Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (b) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer (in his or her capacity as a director or officer and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

      (b) Right of Claimant to Bring Suit. If a claim under paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard or conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      (c) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, by-law, agreement, vote of stockholders or disinterested directors or otherwise.

     (d) Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

          ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed July 9, 1992


                                             /s/ George Lander
                                             ---------------------------------
                                             George Lander, Incorporator